SECTION 1307 LOAN AGREEMENT

      THIS AGREEMENT, made and entered into as of the ___ day of July, 1998, by and between LIPH, LLC, a limited liability company duly created, organized, and existing under and by virtue of the Laws of the State of New York and having its principal office at One Huntington Quadrangle, Suite 4C01, Melville, New York, 11747 (hereinafter referred to as "Lender"), and MDNY HEALTHCARE, INC., a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York and having its principal office at One Huntington Quadrangle, Suite 4C01, Melville, New York 11747 (hereinafter referred to as "Borrower").

                              W I T N E S S E T H:

      WHEREAS, Borrower desires to borrow the sum of $1.0 million and Lender is willing to lend said sum to Borrower upon the terms, provisions and conditions hereinafter set forth; and

      WHEREAS, the Insurance Law of the State of New York, Section 1307 (Contingent liability for borrowings) provides that a domestic insurer or health maintenance organization may, without pledging any of its assets, borrow funds pursuant to said Section 1307 upon the approval of the Superintendent of Insurance of the State of New York.

      NOW THEREFORE, in consideration of the premiums and for other good and valuable consideration, and intending to be legally bound hereby, Lender and Borrower agree as follows:

      1. Upon approval of this Agreement by the Superintendent of Insurance of the State of New York, Pursuant to Section 1307 of the New York Insurance Law, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the sum of ONE MILLION DOLLAWS ($1,000,000) (THE "Loan"). Upon receipt of such approval, Lender shall promptly disburse the full amount of the Loan to Borrower in good and immediately available funds.

      2. Interest shall accrue on the principal amount of the Loan at a per annum rate equal to the Prime Rate (as defined in this Section 2) in effect on the date hereof, adjusted as of each Interest Payment Date (as defined below in Section 3), until the Loan has been repaid in full. "Prime Rate" means the rate of interest publicly announced by Citibank N.A., New York, New York, or any successor to such bank, as its prime rate from time to time. Notwithstanding the foregoing, the per annum rate of interest on the Loan shall at no time exceed that rate then permitted pursuant to the provisions of Section 5-501 of the General Obligations Law of the State of New York and as further defined in
Section 14-a of the Regulations of the Department of Banking of the State of New York, as amended.

      3. Accrued interest on the principal amount of the Loan shall be due and payable to Lender on the first day of each calendar quarter, commencing with the calendar quarter beginning on October 1, 1998 (each, an "Interest Payment Date"), and the principal amount of the Loan shall be repaid to Lender in a lump sum of July 1, 1999; provided, however, that in no event shall any principal or interest payment in respect of the Loan be made except in accordance with the provisions of Sections 4 and 6 hereof; and provided, further, that no default in respect of the Loan shall have occurred or be deemed to have occurred if any principal or interest payment that would otherwise be due and payable is not made by reason of the provision of Sections 4 and 6 hereof.

      4. Notwithstanding anything to the contrary contained herein, repayment of the principal of, and payment of accrued interest on, the Loan shall only be made out of free and divisible surplus of the Borrower and all such amounts to be paid or repaid will be subject to the prior approval of the Superintendent of Insurance of the State of New York.

      5. The Loan made pursuant to this Agreement shall not form a part of the Borrower's legal liabilities and shall not be a basis of any setoff, but, until repaid, all statements published or filed with the Superintendent of Insurance of the State of New York by Borrower shall show, as a footnote thereto, the amount thereof then remaining unpaid.

      6. In the event of the liquidation of the Borrower, repayment of any outstanding principal balance of the Loan and payment of any accrued and unpaid interest then due and owing shall be paid to Lender out of any assets remaining after the payment of all policy obligations and all other liabilities of the Borrower but before distribution of assets to shareholders.

      7. All payments of principal and interest payable by Borrower in respect of the Loan shall be made to Lender at its offices at One Huntington Quadrangle, Suite 4C01, Melville, New York 11747, or as otherwise directed by Lender in writing. All interest payments shall be computed on the basis of a year of 365 days, in each case for the actual days elapsed (including the first day but excluding the last) occurring in the period for which such interest is payable. All payments in respect of the Loan shall be made in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

      8. This Agreement, and all of the comments and conditions hereinabove contained, shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors, or assigns, and on request of Lender, Borrower shall furnish to Lender such note, loan certificate, or other evidence of this indebtedness, as Lender may request.

      9. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with, and governed by, the provisions of Section 1307 of the New York Insurance Law.

      IN WITNESS WHEREOF, the parties hereto have caused these premiums to be executed by their proper corporation officers as of the day and year first above written.



BORROWER:



ATTEST:

/s/                                          By: /s/
------------------------------------             -------------------------------
      Secretary                                     President
                                                    Board of Director MDNY



LENDER:



ATTEST:


/s/                                          By: /s/
------------------------------------             -------------------------------
    Secretary                                         President
    Treasurer, LIPH

                    AMENDMENT TO SECTION 1307 LOAN AGREEMENT


      THIS AGREEMENT, made and entered into this _ day of April, 1999, by and between LIPH, LLC, a limited liability company duly created, organized and existing under and by virtue of the Laws of the State of New York and having its principal office at One Huntington Quadrangle, Suite 4C01, Melville, New York (hereinafter referred to "Lender"), and MDNY HEALTHCARE, INC., a corporation duly created, organized, and existing under and by virtue of the Laws of the State of New York and having its principal office at One Huntington Quadrangle, Suite 4C01, Melville, New York 11747 (hereinafter referred to as "Borrower"), amends a certain prior agreement, made and entered into on or about July 9, 1998 between the parties, by which the Lender, in accordance with the terms of section 1307 of the Insurance Law, loaned to the Borrower the sum of $1.0 million.

                              W I T N E S S E T H:

      WHEREAS, the prior agreement, in accordance with the terms of section 1307 of the Insurance Law, required Borrower to repay Lender principal and interest on the loan out of free and divisible surplus of the Borrower at rates of interest specified in the prior agreement, subject to the prior approval of the Superintendent of Insurance of the State of New York; and

      WHEREAS, no payments have been made and the amount owed has been properly recorded on Borrower's financial statements and required financial filings; and

      WHEREAS, the parties have agreed that it would be in their mutual best interest to include a provision of the loan that would permit the loan to be converted to equity.

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, and intending to be legally bound hereby, Lender and Borrower agree as follows:

      1. Upon approval of the Agreement by the Superintendent of Insurance of the State of New York, if such approval is necessary, the prior agreement is amended to provide that the Lender shall have the unilateral right to convert all or a portion of the above-described loan to an equity investment in Borrower at any time while at least some principal and interest have remain unpaid.

      2. In the event that Lender exercises the option to convert all or a portion of the loan (including outstanding principal and interest) to equity, the Borrower shall issue to Lender in Class A shares of Borrower an amount of shares equal to the amount so converted. The valuation of the shares shall be undertaken by the Board of Borrower, upon advice from an investment advisor, to provide the Lender with the appropriate number of shares representing the value of the converted principal and interest, calculated as of the date of the loan.

      3. In the event that any principal or interest has been repaid by the time that the Lender exercises this option, the amount of any shares issued to Lender will be reduced by such payments. In the event that only a portion of the outstanding principal and interest has been converted by Lender, the amount of any shares issued to Lender will correspond to the amount so converted.

      4. This Amendment to the prior agreement and the rights and obligations of the parties hereunder, shall continue to be construed in accordance with, and governed by, the provisions of Section 1307 of the New York Insurance Law and other applicable provisions of Law.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers as of the day and year first above written.


BORROWER:


ATTEST:


/s/                                          By: /s/
------------------------------------             -------------------------------
       Secretary                                        President




LENDER:



ATTEST:


/s/                                          By: /s/
------------------------------------             -------------------------------
      Secretary                                         President